UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 16, 2015

Aqua America, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-06659	23-1702594
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

762 West Lancaster Avenue, Bryn Mawr, Pennsylvania	19010-3489
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 610-527-8000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 16, 2015, the Board of Directors (the “Board”) of Aqua America, Inc. (the “Company”) elected Christopher H. Franklin, Chief Executive Officer of the Company, to the Board.

Mr. Franklin, age 50, has served as Chief Executive Officer of the Company since July 1, 2015. Previously, he served as the Company’s Executive Vice President and President and Chief Operating Officer, Regulated Operations from January 2012 to June 2015. Prior thereto, Mr. Franklin was Regional President – Midwest and Southern Operations and Senior Vice President, Corporate and Public Affairs from January 2010 to January 2012; Regional President– Southern Operations and Senior Vice President, Public Affairs and Customer Operations from January 2007 to January 2010; and Vice President, Public Affairs and Customer Operations from July 2002 to January 2007.

Mr. Franklin does not have any family relationships with any of the Company’s directors or executive officers. There are no arrangements or understandings between Mr. Franklin and any other persons pursuant to which he was elected to the Board. He has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Franklin will not receive additional compensation for service on the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aqua America, Inc.

October 16, 2015	By:	/s/ Christopher P. Luning
	Name:	Christopher P. Luning
	Title:	Senior Vice President, General Counsel and Secretary